UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported):  September 27, 2005

Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	0-22388	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5565 Red Bird Center Drive, Suite 180, Dallas, Texas 75237
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:                            (214) 623-8446

                                                                Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                On September 27, 2005, Home Solutions of America, Inc., a Delaware corporation ("Home Solutions") and its wholly-owned subsidiary, Home Solutions Restoration of Louisiana, Inc., a Louisiana corporation ("HSR ofLouisiana") entered into an Asset Purchase Agreement (the "Purchase Agreement") with Florida Environmental Remediation Services, Inc., a Florida corporation ("FERS") and its shareholders, pursuant to which HSR of Louisiana agreed to acquire substantially all of the assets of FERS, a restoration company operating in Florida, Louisiana and Mississippi, and to assume the liabilities associated with the acquired assets.  The aggregate purchase price for the assets is $16 million, consisting of (i) an $11 million nonrecourse promissory note issued by HSR of Louisiana (the "Note") and (ii) a warrant issuable by Home Solutions exercisable for 1,053,632 shares (the "Shares") of Home Solutions' restricted common stock, par value $.001 per share (the "Common Stock"), which becomes exercisable only upon the occurrence of certain events described in the Purchase Agreement, at an exercise price of $.001 per share (the "Exercise Price").  Additionally, under the Purchase Agreement, FERS may earn additional compensation in cash or Common Stock, at the option of HSR of Louisiana, in an amount equal to ten percent (10%) of the excess, if any, of HSR of Louisiana's EBITDA related to the acquired assets that exceeds $15 million in each of fiscal years 2006 and 2007.

                The Note is payable in two installments of $6 million and $5 million, respectively, plus accrued interest thereon, the first of which is due November 26, 2005, and the second of which is due January 26, 2006.  If HSA of Louisiana fails to pay the Note in whole or in part, FERS' sole remedy is to unwind the transaction by returning the Note, all cash paid to FERS under the Note, and the Warrant to HSA of Louisiana, whereupon HSA of Louisiana is obligated to promptly unwind the transaction and return the assets to FERS.  The interest rate on the Note is five percent (5%) per annum.

                The Warrant becomes exercisable only if during the period from September 27, 2005 to September 27, 2006, HSA of Louisiana either (i) meets or exceeds $20 million in gross billings related to the acquired assets, or (ii) meets or exceeds $8 million in EBITDA related to the acquired assets.  If HSA of Louisiana meets either of these goals, then the Warrant shall be exercisable from the date the goal is met, as determined by HSA of Louisiana and confirmed by its independent public accountants, until December 31, 2006.  If HSA of Louisiana fails to meet at least one of these goals, then the Warrant will not become exercisable and instead, becomes void and of no force or effect.  The Exercise Price for the Warrant is subject to adjustment if Home Solutions subdivides its outstanding shares of Common Stock into a greater number of shares, in which case the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, or if Home Solutions combines its shares of Common Stock into a smaller number of shares, in which case the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                In connection with the issuance of the Warrant, Home Solutions agreed to use its best efforts to cause the Common Stock issuable upon exercise of the Warrant to be registered under the Securities Act of 1933, as amended (the "Securities Act") by September 27, 2006, subject to the right of the Board of Directors to determine the type of registration under which the Shares would be registered and to delay any such registration from time to time for ninety (90) days upon notice to FERS that the Board of Directors has determined that it is in the best interest of Home Solutions to delay such registration.

                In connection with the acquisition, on September 27, 2005, HSA of Louisiana entered into a three year employment agreement (the "Employment Agreement") with Fernando Nava, the former President and Chief Executive Officer of FERS, who resigned from his employment and board and officer positions with FERS on that same date.  Pursuant to the Employment Agreement, Mr. Nava's annual salary is $208,000.  Additionally, Mr. Nava may receive bonuses at such times and in such amounts as is determined by the Board of Directors of HSA of Louisiana.  Mr. Nava agreed not to complete with HSA of Louisiana or its related companies for a period of 3 years after the termination of his employment relationship with HSA of Louisiana.

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                Under the Employment Agreement, the employment of Mr. Nava may be terminated at any time by HSA of Louisiana, with cause or without cause.  Mr. Nava may resign his position with HSA of Louisiana upon thirty days' prior written notice to HSA of Louisiana for any reason.  If employment is terminated by HSA of Louisiana for cause, or by Mr. Nava without good reason, in such case, Mr. Nava shall receive his base salary through the date of termination.  If employment is terminated by HSA of Louisiana without cause, or by Mr. Nava for good reason, then Mr. Nava shall receive a termination payment equal to his current base salary for the remainder of the term.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

                On September 27, 2005, HSA of Louisiana completed the acquisition of substantially all the assets of FERS pursuant to the Purchase Agreement. Please see the disclosures regarding the Purchase Agreement and the transactions contemplated thereby in Item 1.01 above, which is hereby incorporated into this Item 2.01 by reference.

Item 3.02.              Unregistered Sales of Equity Securities.

                On September 27, 2005, Home Solutions issued to FERS, a Warrant exercisable for 1,053,632 shares of Common Stock, which becomes exercisable only if HSA of Louisiana achieves certain financial goals described in the Purchase Agreement.  The issuance of the Warrant was exempt from the registration requirements of the Securities Act under the exemption provided by Section 4(2) thereunder.  Please see the disclosures regarding the Purchase Agreement and the transactions contemplated thereby in Item 1.01 above, which is hereby incorporated into this Item 3.02 by reference.

Item 7.01.              Regulation FD Disclosure.

On September 29, 2005, Home Solutions issued a press release reporting that on September 27, 2005, HSR of Louisiana acquired substantially all of the assets of FERS pursuant to the Purchase Agreement among Home Solutions, HSR of Louisiana, FERS, and the shareholders of FERS, which was entered into on September 27, 2005.  A copy of the September 29 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference herein.

Limitation on Incorporation by Reference:  In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Item 9.01.              Financial Statements and Exhibits.

(A)          Financial Statements of business acquired.

In accordance with Item 9.04(a), financial statements required by this Item, if any, will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report on Form 8-K is required to be filed.

(B)          Proforma financial information.

In accordance with Item 9.04(b), pro forma information  required by this Item, if any, will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report on Form 8-K is required to be filed.

(C)                Shell company transactions.  Not Applicable.

(D)                Exhibits.

4.01

Asset Purchase Agreement among Home Solutions of America, Inc., Home Solutions Restoration of Louisiana, Inc., Florida Environmental Remediation Services, Inc., Fernando Nava and Mike D. Lane dated September 27, 2005.

4.02	Promissory Note dated September 27, 2005 in the principal amount of $11,000,000.00, issued by Home Restoration Services of Louisiana, Inc. to Florida Environmental Restoration Services, Inc.
4.03	Warrant Certificate dated September 27, 2005, issued by Home Solutions of America, Inc. to Florida Environmental Restoration Services, Inc.
99.1	Press Release dated September 29, 2005.
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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.

Date: September 29, 2005	By: /s/ Rick J. O'Brien Name: Rick J. O'Brien Title: Chief Financial Officer

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Exhibit Index

4.01

Asset Purchase Agreement among Home Solutions of America, Inc., Home Solutions Restoration of Louisiana, Inc., Florida Environmental Remediation Services, Inc., Fernando Nava and Mike D. Lane dated September 27, 2005.

4.02	Promissory Note dated September 27, 2005 in the principal amount of $11,000,000.00, issued by Home Restoration Services of Louisiana, Inc. to Florida Environmental Restoration Services, Inc.
4.03	Warrant Certificate dated September 27, 2005, issued by Home Solutions of America, Inc. to Florida Environmental Restoration Services, Inc.
99.1	Press Release dated September 29, 2005.

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